EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

PITTSBURGH, January 27, 2016 - TriState Capital Holdings, Inc. (NASDAQ: TSC), parent company of TriState Capital Bank and Chartwell Investment Partners, LLC, reported record net income of $22.5 million for the year ended December 31, 2015, increasing 41.2% from $15.9 million in 2014. Diluted earnings per share increased 45.5% to $0.80 in 2015 from $0.55 in 2014. Adjusting for acquisition related expenses associated with The Killen Group (TKG) transaction announced last month, the company earned $0.81 per share in 2015. TriState Capital continued to expand its private banking, middle-market commercial banking and investment management businesses by profitably growing loans, deposits and total revenue, and further enhancing the financial services company’s revenue mix and asset quality.

For the fourth quarter of 2015, the company recorded net income of $5.6 million, increasing 9.7% from $5.1 million in the fourth quarter of 2014. Fourth quarter 2015 earnings per share were $0.20, compared to $0.18 in the fourth quarter of 2014. Excluding acquisition related expenses, the company earned $0.21 per share in the fourth quarter of 2015.

“TriState Capital’s business model delivered highly profitable growth across all business lines in 2015, increasing earnings per share by more than 45%, lending by 18%, net interest income by 3%, non-interest income by 13% and total revenue by 8%,” said Chief Executive Officer James F. Getz. “Since 2011, TriState Capital has achieved compound annual growth in earnings per share of 25%. This performance is a direct result of the disciplined execution of our distinctive growth strategy, which we intend to continue through the ongoing organic expansion of private banking, middle-market commercial banking and investment management, as well as opportunistic acquisitions that accelerate Chartwell Investment Partners’ growth.”

TriState Capital entered into a definitive agreement in December to acquire TKG. The investment manager is advisor to The Berwyn Funds, including the Berwyn Income Fund, a Morningstar five-star rated conservative allocation strategy that is tailored for the type of challenging environment that the capital markets have experienced in the initial weeks of 2016. The acquisition is expected to be immediately accretive and boost Chartwell annual investment management fees to nearly 40% of total revenue. The closing is anticipated in the second quarter of 2016.

FOURTH QUARTER 2015 HIGHLIGHTS

•	Total loans grew 6.8% during the quarter and 18.4% from one year prior

•	Private banking loans grew 12.1% during the quarter and 35.9% from one year prior

•	Deposits grew 3.4% during the quarter and 15.1% from one year prior

•	Non-performing assets (NPAs) declined to 0.56% of assets and adverse rated credits declined to 1.9% of loans at December 31

•	Total revenue grew 6.5% during the quarter, with non-interest income up 12.9% and net interest income (NII) up 3.4%

•	Pre-tax, pre-provision net revenue grew 11.1% during the quarter

•	Chartwell investment management fees grew to $7.4 million, or 27.9% of total revenue, on higher net inflows from new and existing clients

Fourth quarter 2015 provision expense was $244,000, reflecting the significant growth of TriState Capital’s loan portfolio, consistent with the lower credit risk profile of private banking lending, which grew to represent 47.3% of loans at year-end. The company recorded credits to provision of $1.3 million in the linked third quarter and $209,000 in the fourth quarter of 2014.

TriState Capital’s loan growth continues to generate strong NII that outpaces margin compression. NII was $17.5 million in the fourth quarter of 2015, compared to $17.0 million in the linked quarter and $17.5 million in the year-ago period.

EXHIBIT 99

Fourth quarter 2015 non-interest income was $9.1 million, or 34.2% of total revenue, compared to $8.1 million in the linked quarter and $8.8 million in the year-ago period. TriState Capital non-interest income is largely comprised of Chartwell investment management fees, which were $7.4 million, or 27.9% of total revenue, in the fourth quarter of 2015, compared to $7.0 million in the linked quarter and $7.7 million in the year-ago quarter.

Higher NII and non-interest income increased total revenue to $26.6 million in the fourth quarter of 2015, up from $25.0 million in the linked quarter and $26.3 million in the year-ago quarter.

Non-interest expenses were $18.1 million in the fourth quarter of 2015, including $601,000 of non-recurring TKG-acquisition related costs, and $19.4 million in the fourth quarter of 2014, including $1.6 million of Chartwell-acquisition earnout expense. Excluding these acquisition related costs, non-interest expenses were $17.5 million, or 2.16% of average assets on an annualized basis in the fourth quarter of 2015, compared to $17.3 million, or 2.25%, in the linked quarter and $17.8 million, or 2.51%, in the prior-year quarter. The efficiency ratio for the bank was 62.14% in the fourth quarter of 2015, compared to 64.93% in the linked quarter and 60.47% in the year-ago quarter.

TriState Capital reported an effective tax rate of approximately 33% for 2015 and expects a rate of approximately 35% for 2016.

BALANCE SHEET GROWTH
Loans totaled $2.84 billion at December 31, 2015, increasing 6.8% from September 30 and 18.4% from December 31, 2014. Private banking loans totaled $1.34 billion, growing 12.1% from the end of the linked quarter and 35.9% from the end of the year-ago quarter. Commercial real estate (CRE) loans totaled $862.2 million, growing 3.7% from the end of the linked quarter and 17.6% from the end of the year-ago quarter. Commercial and industrial (C&I) loan balances were $634.2 million at December 31, 2015, increasing 0.7% from the end of the linked quarter and decreasing 6.4% from one year prior.

Private banking grew to represent 47.3% of total loans at December 31, 2015, CRE represented 30.3% of total loans and C&I represented 22.4% of total loans.

Deposits totaled $2.69 billion at December 31, 2015, increasing 3.4% from September 30 and 15.1% over balances at December 31, 2014. The bank extended time deposit maturities to 264 days at December 31, 2015 from 186 days one year prior.

TriState Capital remains very well positioned to profit from a rising interest-rate environment as the bank continues to manage a highly asset-sensitive balance sheet. At December 31, 2015, 85% of TriState Capital’s loan portfolio and 58% of its securities portfolio were floating rate. In addition, 35% of deposits were fixed-rate time deposits.

ASSET QUALITY
TriState Capital’s strong asset quality metrics continued to reflect the bank’s strategic shift toward lower-risk-profile lending, particularly margin loans secured by marketable securities, which represented approximately 88% of private banking loans and 42% of total loans at December 31, 2015.

NPAs declined by $2.5 million, or 11.9%, to $18.4 million during the fourth quarter of 2015. NPAs represented 0.56% of total assets at December 31, 2015, improving from 0.67% at September 30 and 1.11% at December 31, 2014. TriState Capital reduced NPAs as a percentage of total assets by 34 basis points from 0.90% at December 31, 2011, even as the company has grown assets by 80.1% over the same period.

Adverse-rated credits declined 1.5% during the fourth quarter and 19.8% from December 31, 2014. Adverse-rated credits represented 1.9% of total loans at the end of the fourth quarter of 2015, 2.1% at September 30 and 2.8% at December 31, 2014. TriState Capital reduced adverse-rated credits as a percentage of total loans by 250 basis points from 4.4% at December 31, 2011, even as the company has grown loans by 101.9% over the same period.

EXHIBIT 99

TriState Capital experienced net charge-offs on loans totaling $1.6 million, or 0.23% of average total loans, in the current quarter compared to $716,000, or 0.11%, in the linked quarter and $1.9 million, or 0.32%, in the year-ago quarter. Net charge-offs for the full year were $2.3 million in 2015, compared to $8.9 million in the prior year.

The company’s allowance for loan losses declined to 0.63% of total loans at December 31, 2015, from 0.73% at September 30 and 0.84% at December 31, 2014. This reflects the reduction in NPAs and the lower provision required for private banking margin loans.

INVESTMENT MANAGEMENT
Chartwell’s assets under management (AUM) were $8.0 billion at the end of the fourth quarter of 2015, compared to $7.6 billion at the end of the linked quarter and $7.7 billion at December 31, 2014. Fourth quarter 2015 AUM growth reflects $323 million in new business and new flows from existing accounts, as well as $131 million of market appreciation, which more than offset outflows of $74 million. Chartwell’s weighted average fee rate was 0.37% for each of the third and fourth quarters of 2015.

Chartwell’s net income grew to $1.1 million in the fourth quarter of 2015, comprising 20% of TriState Capital Holdings’ consolidated earnings, or 25% when excluding acquisition related expenses. Full-year Chartwell net income was $4.4 million in 2015, comprising 19% of consolidated earnings, or 20% when excluding acquisition related expenses.

On December 16, 2015, TriState Capital announced that it entered into a definitive asset-purchase agreement to acquire TKG, which recorded investment management fees of $12.6 million on an annual-run-rate basis at an average weighted rate of 0.55%, as of December 31, 2015, as well as period-end AUM of $2.3 billion. TKG is investment advisor to The Berwyn Funds, including the Berwyn Income Fund, a Morningstar five-star rated conservative allocation strategy with a net asset value of $1.7 billion at December 31, 2015. Closing is anticipated in the second quarter of 2016, subject to regulatory requirements, approval by shareholders of The Berwyn Funds, certain TKG-client consents, and other customary closing conditions and adjustments. TriState Capital plans to integrate TKG’s personnel and operations into Chartwell, while maintaining The Berwyn Funds brand.

CAPITAL STRENGTH AND FLEXIBILITY
TriState Capital’s earnings in the quarter continued to support superior loan growth in the period, while the company maintained capital ratios that exceed the highest required regulatory benchmark levels. As of December 31, 2015, TriState Capital Holdings reported ratios of 13.88% for total risk-based capital, 12.20% for tier 1 risk-based capital, 12.20% for common equity tier 1 risk-based capital and 9.05% for tier 1 leverage.

SHARE REPURCHASE PROGRAM
The company’s Board of Directors this week approved a share repurchase program of up to $10 million, authorizing TriState Capital Holdings to repurchase up to 1,000,000 shares of its common stock. The program authorizes repurchases totaling up to approximately 3.6% of TriState Capital Holdings’ 28,056,195 common shares outstanding at December 31, 2015. Under the authorization, purchases may be made at the discretion of management from time to time in the open market or through negotiated transactions.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on January 28 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/1007876 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital Holdings call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference call through February 4. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other locations and entering the conference number 10078768.

EXHIBIT 99

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary has $3.2 billion in assets, as of December 31, 2015, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary has $8.0 billion in assets under management, as of December 31, 2015, and serves institutional clients and TriState Capital’s financial intermediary network. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Although TriState Capital believes non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

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MEDIA CONTACTS
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
TriState Capital Holdings, Inc.
Brian Fetterolf
412-304-0451
investorrelations@tscbank.com

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Years Ended
(Dollars in thousands)	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Period-end balance sheet data:
Cash and cash equivalents	$96,676	$100,424	$105,710	$96,676	$105,710
Total investment securities	215,609	220,012	206,163	215,609	206,163
Loans held-for-investment	2,841,284	2,661,191	2,400,052	2,841,284	2,400,052
Allowance for loan losses	(17,974)	(19,350)	(20,273)	(17,974)	(20,273)
Loans held-for-investment, net	2,823,310	2,641,841	2,379,779	2,823,310	2,379,779
Goodwill and other intangibles, net	50,816	51,205	52,374	50,816	52,374
Other assets	116,452	116,765	102,831	116,452	102,831
Total assets	$3,302,863	$3,130,247	$2,846,857	$3,302,863	$2,846,857

Total deposits	$2,689,844	$2,600,508	$2,336,953	$2,689,844	$2,336,953
Borrowings	255,000	175,000	165,000	255,000	165,000
Other liabilities	32,042	34,199	39,514	32,042	39,514
Total liabilities	2,976,886	2,809,707	2,541,467	2,976,886	2,541,467

Total shareholders' equity	325,977	320,540	305,390	325,977	305,390

Total liabilities and shareholders' equity	$3,302,863	$3,130,247	$2,846,857	$3,302,863	$2,846,857

Income statement data:
Interest income	$21,846	$20,940	$20,933	$83,207	$77,913
Interest expense	4,312	3,984	3,417	15,643	12,251
Net interest income	17,534	16,956	17,516	67,564	65,662
Provision (credit) for loan losses	244	(1,341)	(209)	13	10,159
Net interest income after provision for loan losses	17,290	18,297	17,725	67,551	55,503
Non-interest income:
Investment management fees	7,429	7,020	7,681	29,618	25,062
Net gain on sale of investment securities available-for-sale	16	—	—	33	1,428
Other non-interest income	1,674	1,044	1,149	6,221	5,231
Total non-interest income	9,119	8,064	8,830	35,872	31,721
Non-interest expense:
Intangible amortization expense	389	390	390	1,558	1,299
Acquisition earnout expense	—	—	1,614	—	1,614
Other non-interest expense	17,669	16,911	17,374	68,485	61,414
Total non-interest expense	18,058	17,301	19,378	70,043	64,327
Income before tax	8,351	9,060	7,177	33,380	22,897
Income tax expense	2,765	2,942	2,085	10,892	6,969
Net income	$5,586	$6,118	$5,092	$22,488	$15,928

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Years Ended
(Dollars in thousands, except per share data)	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Per share and share data:
Earnings per share:
Basic	$0.20	$0.22	$0.18	$0.81	$0.56
Diluted	$0.20	$0.22	$0.18	$0.80	$0.55
Book value per common share	$11.62	$11.44	$10.88	$11.62	$10.88
Tangible book value per common share (1)	$9.81	$9.61	$9.02	$9.81	$9.02
Common shares outstanding, at end of period	28,056,195	28,027,695	28,060,888	28,056,195	28,060,888
Average common shares outstanding
Basic	27,750,118	27,728,705	28,419,773	27,771,345	28,628,631
Diluted	28,324,251	28,281,244	28,470,798	28,237,453	29,017,906

Performance ratios:
Return on average assets (2)	0.69%	0.79%	0.72%	0.74%	0.61%
Return on average equity (2)	6.84%	7.64%	6.56%	7.13%	5.25%
Net interest margin (2) (3)	2.28%	2.32%	2.61%	2.35%	2.62%
Bank efficiency ratio (1)	62.14%	64.93%	60.47%	62.30%	59.93%
Efficiency ratio (1)	64.08%	67.59%	65.95%	65.65%	63.96%
Non-interest expense to average assets (2)	2.23%	2.25%	2.74%	2.32%	2.44%

Asset quality:
Non-performing loans	$16,660	$19,119	$30,232	$16,660	$30,232
Non-performing assets	$18,390	$20,885	$31,602	$18,390	$31,602
Other real estate owned	$1,730	$1,766	$1,370	$1,730	$1,370
Non-performing assets to total assets	0.56%	0.67%	1.11%	0.56%	1.11%
Allowance for loan losses to loans	0.63%	0.73%	0.84%	0.63%	0.84%
Allowance for loan losses to non-performing loans	107.89%	101.21%	67.06%	107.89%	67.06%
Net charge-offs (recoveries)	$1,621	$716	$1,894	$2,312	$8,882
Net charge-offs (recoveries) to average total loans (2)	0.23%	0.11%	0.32%	0.09%	0.41%

Revenue:
Total revenue (1)	$26,637	$25,020	$26,346	$103,403	$95,955
Pre-tax, pre-provision net revenue (1)	$8,579	$7,719	$6,968	$33,360	$31,628

Capital ratios:
Tier 1 leverage ratio	9.05%	9.30%	9.21%	9.05%	9.21%
Common equity tier 1 risk-based capital ratio	12.20%	12.22%	N/A	12.20%	N/A
Tier 1 risk-based capital ratio	12.20%	12.22%	9.24%	12.20%	9.24%
Total risk-based capital ratio	13.88%	13.99%	11.02%	13.88%	11.02%
Tangible equity to tangible assets (1)	8.46%	8.75%	9.05%	8.46%	9.05%

Assets under management	$8,005,000	$7,625,000	$7,714,000	$8,005,000	$7,714,000

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	December 31, 2015			September 30, 2015			December 31, 2014
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$94,191	$89	0.37%	$94,015	$84	0.35%	$100,475	$88	0.35%
Federal funds sold	6,240	2	0.13%	6,197	2	0.13%	6,843	1	0.06%
Investment securities available-for-sale	170,229	651	1.52%	172,922	597	1.37%	171,235	519	1.20%
Investment securities held-to-maturity	46,573	462	3.94%	45,941	454	3.92%	45,020	413	3.64%
Investment securities trading	162	1	2.45%	—	—	—%	—	—	—%
Total loans	2,747,727	20,711	2.99%	2,598,362	19,872	3.03%	2,349,968	19,970	3.37%
Total interest-earning assets	3,065,122	21,916	2.84%	2,917,437	21,009	2.86%	2,673,541	20,991	3.11%
Other assets	146,824			139,372			131,343
Total assets	$3,211,946			$3,056,809			$2,804,884

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$118,029	$121	0.41%	$97,493	$99	0.40%	$103,454	$110	0.42%
Money market deposit accounts	1,437,963	1,608	0.44%	1,418,547	1,523	0.43%	1,180,448	1,147	0.39%
Time deposits (excluding CDARS®)	464,930	1,024	0.87%	436,529	941	0.86%	439,620	948	0.86%
CDARS® time deposits	476,901	793	0.66%	448,300	711	0.63%	408,893	535	0.52%
Borrowings:
FHLB borrowings	171,195	212	0.49%	130,054	156	0.48%	133,315	123	0.37%
Subordinated notes payable	35,000	554	6.28%	35,000	554	6.28%	35,000	554	6.28%
Total interest-bearing liabilities	2,704,018	4,312	0.63%	2,565,923	3,984	0.62%	2,300,730	3,417	0.59%
Noninterest-bearing deposits	150,584			148,323			157,597
Other liabilities	33,559			24,743			38,454
Shareholders' equity	323,785			317,820			308,103
Total liabilities and shareholders' equity	$3,211,946			$3,056,809			$2,804,884

Net interest income (1)		$17,604			$17,025			$17,574
Net interest spread			2.21%			2.24%			2.52%
Net interest margin (1)			2.28%			2.32%			2.61%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Years Ended
	December 31, 2015			December 31, 2014
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$102,240	$363	0.36%	$155,241	$525	0.34%
Federal funds sold	6,168	6	0.10%	7,495	4	0.05%
Investment securities available-for-sale	164,701	2,201	1.34%	174,285	2,167	1.24%
Investment securities held-to-maturity	42,117	1,651	3.92%	33,989	1,173	3.45%
Investment securities trading	41	1	2.44%	—	—	—%
Total loans	2,570,200	79,245	3.08%	2,145,870	74,279	3.46%
Total interest-earning assets	2,885,467	83,467	2.89%	2,516,880	78,148	3.10%
Other assets	139,103			114,936
Total assets	$3,024,570			$2,631,816

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$107,292	$439	0.41%	$68,114	$229	0.34%
Money market deposit accounts	1,367,584	5,687	0.42%	1,096,347	4,228	0.39%
Time deposits (excluding CDARS®)	450,874	4,041	0.90%	469,120	3,984	0.85%
CDARS® time deposits	447,462	2,721	0.61%	411,393	2,170	0.53%
Borrowings:
FHLB borrowings	120,425	540	0.45%	98,370	373	0.38%
Subordinated notes payable	35,000	2,215	6.33%	20,041	1,267	6.32%
Total interest-bearing liabilities	2,528,637	15,643	0.62%	2,163,385	12,251	0.57%
Noninterest-bearing deposits	149,567			133,733
Other liabilities	30,917			31,288
Shareholders' equity	315,449			303,410
Total liabilities and shareholders' equity	$3,024,570			$2,631,816

Net interest income (1)		$67,824			$65,897
Net interest spread			2.27%			2.53%
Net interest margin (1)			2.35%			2.62%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	December 31, 2015		September 30, 2015		December 31, 2014
(Dollars in thousands)	Loan Balance	Percent of Loans	Loan Balance	Percent of Loans	Loan Balance	Percent of Loans
Total private banking channel loans	$1,344,864	47.3%	$1,199,883	45.1%	$989,302	41.2%
Middle-market banking channel loans:
Commercial and industrial	634,232	22.4%	630,131	23.7%	677,493	28.2%
Commercial real estate	862,188	30.3%	831,177	31.2%	733,257	30.6%
Total middle-market banking channel loans	1,496,420	52.7%	1,461,308	54.9%	1,410,750	58.8%
Loans held-for-investment	$2,841,284	100.0%	$2,661,191	100.0%	$2,400,052	100.0%

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENTS OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended December 31, 2015				Year Ended December 31, 2015
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$21,760	$—	$86	$21,846	$82,958	$—	$249	$83,207
Interest expense	3,759	—	553	4,312	13,448	—	2,195	15,643
Net interest income (loss)	18,001	—	(467)	17,534	69,510	—	(1,946)	67,564
Provision (credit) for loan losses	244	—	—	244	13	—	—	13
Net interest income (loss) after provision for loan losses	17,757	—	(467)	17,290	69,497	—	(1,946)	67,551
Non-interest income:
Investment management fees	—	7,482	(53)	7,429	—	29,814	(196)	29,618
Net gain on the sale of investment securities available-for-sale	16	—	—	16	33	—	—	33
Other non-interest income	1,676	(2)	—	1,674	6,229	(8)	—	6,221
Total non-interest income	1,692	7,480	(53)	9,119	6,262	29,806	(196)	35,872
Non-interest expense:
Intangible amortization expense	—	389	—	389	—	1,558	—	1,558
Other non-interest expense	12,228	5,471	(30)	17,669	47,186	21,403	(104)	68,485
Total non-interest expense	12,228	5,860	(30)	18,058	47,186	22,961	(104)	70,043
Income (loss) before tax	7,221	1,620	(490)	8,351	28,573	6,845	(2,038)	33,380
Income tax expense (benefit)	1,717	497	551	2,765	8,347	2,477	68	10,892
Net income (loss)	$5,504	$1,123	$(1,041)	$5,586	$20,226	$4,368	$(2,106)	$22,488

EXHIBIT 99

	Three Months Ended December 31, 2014				Year Ended December 31, 2014
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$20,870	$—	$63	$20,933	$77,803	$—	$110	$77,913
Interest expense	2,889	—	528	3,417	11,134	—	1,117	12,251
Net interest income (loss)	17,981	—	(465)	17,516	66,669	—	(1,007)	65,662
Provision (credit) for loan losses	(209)	—	—	(209)	10,159	—	—	10,159
Net interest income (loss) after provision for loan losses	18,190	—	(465)	17,725	56,510	—	(1,007)	55,503
Non-interest income:
Investment management fees	—	7,735	(54)	7,681	—	25,219	(157)	25,062
Net gain on the sale of investment securities available-for-sale	—	—	—	—	1,428	—	—	1,428
Other non-interest income	1,148	1	—	1,149	5,193	38	—	5,231
Total non-interest income	1,148	7,736	(54)	8,830	6,621	25,257	(157)	31,721
Non-interest expense:
Intangible amortization expense	—	390	—	390	—	1,299	—	1,299
Acquisition earnout expense	—	1,614	—	1,614	—	1,614	—	1,614
Other non-interest expense	11,568	5,833	(27)	17,374	43,115	18,338	(39)	61,414
Total non-interest expense	11,568	7,837	(27)	19,378	43,115	21,251	(39)	64,327
Income (loss) before tax	7,770	(101)	(492)	7,177	20,016	4,006	(1,125)	22,897
Income tax expense (benefit)	2,573	(199)	(289)	2,085	5,909	1,527	(467)	6,969
Net income (loss)	$5,197	$98	$(203)	$5,092	$14,107	$2,479	$(658)	$15,928

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible equity,” “tangible equity to tangible assets,” “tangible book value per common share ,” “total revenue,” “pre-tax, pre-provision net revenue,” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible equity” is defined as shareholders’ equity reduced by intangible assets, including goodwill, if any. We believe this measure is important to management and investors to better understand and assess changes from period to period in shareholders’ equity exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a business purchase combination, has the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible equity to tangible assets” is defined as the ratio of shareholders’ equity reduced by intangible assets, divided by total assets reduced by intangible assets. We believe this measure is important to many investors who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

“Tangible book value per common share” is defined as book value, excluding the impact of goodwill, if any, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill is an intangible asset that is recorded in a business purchase combination.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on sales of investment securities available-for-sale. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain other items that are unrelated to our core business.

“Pre-tax, pre-provision net revenue” is defined as net income, without giving effect to loan loss provision and income taxes, and excluding net gain (loss) on sale of investment securities available-for-sale. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for loan losses or other items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense, excluding non-recurring acquisition related expenses and intangible amortization expense, where applicable, divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2015	2015	2014
Tangible equity to tangible assets:
Total shareholders' equity	$325,977	$320,540	$305,390
Less: intangible assets	50,816	51,205	52,374
Tangible equity	$275,161	$269,335	$253,016
Total assets	$3,302,863	$3,130,247	$2,846,857
Less: intangible assets	50,816	51,205	52,374
Tangible assets	$3,252,047	$3,079,042	$2,794,483
Tangible equity to tangible assets	8.46%	8.75%	9.05%

Tangible book value per common share:
Tangible equity	$275,161	$269,335	$253,016
Common shares outstanding	28,056,195	28,027,695	28,060,888
Tangible book value per common share	$9.81	$9.61	$9.02

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2015	2015	2014	2015	2014
Pre-tax, pre-provision net revenue:
Net interest income	$17,534	$16,956	$17,516	$67,564	$65,662
Total non-interest income	9,119	8,064	8,830	35,872	31,721
Less: net gain on the sale of investment securities, available-for-sale	16	—	—	33	1,428
Total revenue	26,637	25,020	26,346	103,403	95,955
Less: total non-interest expense	18,058	17,301	19,378	70,043	64,327
Pre-tax, pre-provision net revenue	$8,579	$7,719	$6,968	$33,360	$31,628

Efficiency ratio:
Total non-interest expense	$18,058	$17,301	$19,378	$70,043	$64,327
Less: non-recurring acquisition related expenses	601	—	1,614	601	1,659
Less: intangible amortization expense	389	390	390	1,558	1,299
Total non-interest expense, as adjusted (numerator)	$17,068	$16,911	$17,374	$67,884	$61,369
Total revenue (denominator)	$26,637	$25,020	$26,346	$103,403	$95,955
Efficiency ratio	64.08%	67.59%	65.95%	65.65%	63.96%

EXHIBIT 99

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2015	2015	2014	2015	2014
Bank pre-tax, pre-provision net revenue:
Net interest income	$18,001	$17,453	$17,981	$69,510	$66,669
Total non-interest income	1,692	1,051	1,148	6,262	6,621
Less: net gain on the sale of investment securities, available-for-sale	16	—	—	33	1,428
Total revenue	19,677	18,504	19,129	75,739	71,862
Less: total non-interest expense	12,228	12,015	11,568	47,186	43,115
Pre-tax, pre-provision net revenue	$7,449	$6,489	$7,561	$28,553	$28,747

Bank efficiency ratio:
Total non-interest expense	$12,228	$12,015	$11,568	$47,186	$43,115
Less: non-recurring acquisition related expenses	—	—	—	—	45
Total non-interest expense, as adjusted (numerator)	$12,228	$12,015	$11,568	$47,186	$43,070
Total revenue (denominator)	$19,677	$18,504	$19,129	$75,739	$71,862
Efficiency ratio	62.14%	64.93%	60.47%	62.30%	59.93%